AMENDMENT NO. 1
                               to
                    STOCK PURCHASE AGREEMENT



     This Amendment No. 1 to Stock Purchase Agreement (this "Amendment") is entered into as of October 9, 2003, by and between Solico International, Inc., a Texas corporation ("Purchaser"), and John Broady, Ruth Ward, Mary Bill, Judith Mader, Vincent Suttmeier and Robert Suttmeier (collectively the "Sellers"). The Purchaser and the Sellers are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

                            RECITALS

     WHEREAS, the Parties previously entered into that certain
Stock Purchase Agreement as of September 22, 2003 (the "Stock
Purchase Agreement"); and

     WHEREAS, the Parties, in accordance with Section 10.8 of the Stock Purchase Agreement, desire to amend the terms of the Stock
Purchase Agreement to their mutual benefit in accordance with the terms of this Amendment;

     NOW THEREFORE, the Parties, in consideration of the above recitals, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, do hereby agree to the following:

  1. AMENDMENT OF RECITALS. The second paragraph of the Recitals to the Stock Purchase Agreement is deleted in its entirety and replaced with the following language:

          "Purchaser desires to acquire, and Sellers desire to sell, all right, title and interest of Sellers in and to 127,350 of the Shares on the terms and conditions set forth herein."

  2. AMENDMENT OF SECTION 2.1.  Section 2.1 of the Stock Purchase
     Agreement is deleted in its entirety and replaced with the following language:

          "(a) First Closing. The closing (the "First Closing") of the purchase and sale of 42,450 of the Purchased Shares (the "First Closing Shares"), for an aggregate purchase price of $84,900 (the "First Purchase Price"), as indicated for each Seller on Schedule A attached hereto under the column "First Closing," will take place at 11:00 a.m. Central, on or before October 31, 2003 at the offices of Andrews & Kurth L.L.P., 111 Congress Avenue, Suite 1700, Austin, Texas 78701, or at such other time and place as the Parties may agree.

          (b) Second Closing. The closing (the "Second Closing") of the purchase and sale of 42,450 of the Purchased Shares (the "Second Closing Shares"), for an aggregate purchase price of $95,512.50 (the "Second Purchase Price"), as indicated for each Seller on Schedule A attached hereto under the column "Second Closing," will take place at 11:00 a.m. Central, on December 15, 2003 at the offices of Andrews & Kurth L.L.P., 111 Congress Avenue, Suite 1700, Austin, Texas 78701, or at such other time and place as the Parties may agree."

  3. AMENDMENT OF SECTION 2.2. Subsection (a) of Section 2.2 of the Stock Purchase Agreement is deleted in its entirety and replaced with the following language:

          "(a) Options. Purchaser shall have the right (the "Option"), but not the obligation, to purchase that number of Shares set forth opposite each Seller's name on Schedule A hereto under the column "Option," representing an aggregate of 42,450 Shares (the "Option Shares"), at any time on or before June 30, 2004 (the "Option Expiration Date"), for a purchase price of $2.75 per share (the "Option Purchase Price")."

  4. AMENDMENT OF SECTION 7.3. Subsection (a) of Section 7.3 of the Stock Purchase Amendment is deleted in its entirety to be replaced by the following language:

          "(a) Purchaser and George K. Broady ("Broady") shall have entered into a definitive, binding agreement (the "Broady Purchase Agreement"), satisfactory to Purchaser and its counsel, pursuant to which Purchaser shall acquire (or have the right to acquire) a minimum of 1,064,718 shares (the "Broady Shares") of Common Stock owned by Broady;"

  5. AMENDMENT OF SECTION 7.4.  Section 7.4 of the Stock Purchase
     Agreement is deleted in its entirety and replaced with the following language:

          "[Intentionally Deleted]"

  6. AMENDMENT OF SECTION 8.1. Subsection (e) of Section 8.1 of the Stock Purchase Agreement is deleted in its entirety to be replaced by the following language:

          "(e) by either Purchaser or Sellers (by action of Sellers owning a majority of the Shares owned by all Sellers) if the First Closing has not occurred on or before November 15, 2003, or such later date as the parties may agree upon; or"

  7. AMENDMENT OF SIGNATURE PAGES  As the name of Strategic
     Resources Ltd. was included on the signature page to the Stock Purchase Agreement but has not, as of the date hereof, executed a copy of the Stock Purchase Agreement, the signature page is hereby amended to remove the signature block for Strategic
     Resources Ltd.

  8. AMENDMENT OF SCHEDULE A.  Schedule A of the Stock Purchase
     Agreement is deleted in its entirety to be replaced by the Amended Schedule A attached to this Amendment.

  9. EFFECT OF AMENDMENT. Except as expressly amended by the terms hereof, the terms and provisions of the Stock Purchase
     Agreement shall continue in full force and effect.

 10. COUNTERPARTS. This Amendment may be executed by facsimile signature in one or more counterparts, each of which will be deemed to constitute an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same Amendment.



                    [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

                              SOLICO INTERNATIONAL, INC.,
                              a Texas corporation


                              By:  /s/  J. COLLIER SPARKS
                                 -----------------------------
                              Name:  J. Collier Sparks
                                   ---------------------------
                              Title:  President
                                    --------------------------


                              /s/  JOHN BROADY
                              --------------------------------
                              John Broady


                              /s/  RUTH WARD
                              ----------------------------------
                              Ruth Ward


                              /s/  MARY BILL
                              ----------------------------------
                              Mary Bill


                              /s/  JUDITH MADER
                              ----------------------------------
                              Judith Mader


                              /s/  VINCENT SUTTMEIER
                              ----------------------------------
                              Vincent Suttmeier

                              /s/  ROBERT SUTTMEIER
                              ----------------------------------
                              Robert Suttmeier

                                               Amended Schedule A





    Seller           First Closing        Second Closing              Option
---------------  --------------------  --------------------   ----------------------
                  Shares      Price     Shares      Price      Shares      Price
                 --------  ----------- --------  -----------  --------  ------------
John Broady       9,250    $18,500      9,250    $20,812.50    9,250    $ 25,437.50
______________
______________

Ruth Ward         6,550    $13,100      6,550    $14,737.50    6,550    $ 18,012.50
______________
______________

Mary Bill         6,550    $13,100      6,550    $14,737.50    6,550    $ 18,012.50
______________
______________

Judith Mader     13,550    $27,100     13,550    $30,487.50   13,550    $ 37,262.50
______________
______________

Vincent           3,275    $ 6,550      3,275    $ 7,368.75    3,275    $  9,006.25
Suttmeier
______________
______________

Robert            3,275    $ 6,550      3,275    $ 7,368.75    3,275    $  9,006.25
Suttmeier
______________
______________
                 --------  ----------- --------  -----------  --------  ------------

TOTAL            42,450    $84,900     42,450    $95,512.50   42,450    $116,737.50
                 ========  =========== ========  ===========  ========  ============
